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                                                                     EXHIBIT 5.1












                                  May 26, 1999


Texas Biotechnology Corporation
7000 Fannin Street, Suite 1920
Houston, Texas 77030


         Re: TEXAS BIOTECHNOLOGY CORPORATION REGISTRATION STATEMENT ON FORM S-8; AND 1999 STOCK INCENTIVE PLAN EFFECTIVE AS OF MARCH 2, 1999

Gentlemen:

         We have acted as counsel to Texas Biotechnology Corporation, a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,000,0000 shares (the "Shares") of the Company's common stock, par value $.005 per share (the "Common Stock"), issuable pursuant to the Company's 1999 Stock Incentive Plan effective as of March 2, 1999 (the "Plan").

         We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ PORTER & HEDGES, L.L.P.

                                          PORTER & HEDGES, L.L.P.